As filed with the Securities and Exchange Commission on March 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OLO INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2971562
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

285 Fulton Street

One World Trade Center, 82nd Floor

New York, New York 10007

(Address of principal executive offices, including zip code)

Olo Inc. 2015 Equity Incentive Plan

Olo Inc. 2005 Equity Incentive Plan

(Full title of the plan)

Noah Glass

Founder and Chief Executive Officer

Olo Inc.

285 Fulton Street

One World Trade Center, 82nd Floor

New York, New York 10007

(212) 260-0895

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Nicole Brookshire Stephane Levy Brandon Fenn Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000	Nithya B. Das Chief Legal Officer and Corporate Secretary Olo Inc. 285 Fulton Street One World Trade Center, 82nd Floor New York, NY 10007 (212) 260-0895

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.001 par value per share(3)	2,113,314	$25.00	$52,832,850.00	$5,765

(1)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the terms and conditions of the equity plan grants pursuant to which such shares were issued by the Registrant set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Class A common stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the initial public offering price of the Registrant’s Class A common stock of $25.00 per share as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-253314), as amended, declared effective on March 16, 2021.

(3)

Represents (i) 1,770,776 shares of common stock under the Olo Inc. 2015 Equity Incentive Plan (the “2015 Plan”) and (ii) 342,548shares of common stock under the Olo Inc. 2005 Equity Incentive Plan (the “2005 Plan,” together with the 2015 Plan, the “Plans”), in each case issued to certain current and former employees of the Registrant upon exercise of equity plan grants.

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of common stock (the “Shares”) of Olo Inc. (“us”, “we” or the “Registrant”) referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are employees or former employees of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

OLO INC.

2,113,314 Shares of Class A Common Stock

This prospectus relates to 2,113,314 shares of Class A common stock, par value $0.001 per share (the “Shares”), of Olo Inc., which may be offered from time to time by certain stockholders that are our employees or former employees (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our employee benefit plans.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock has been approved for listing on the New York Stock Exchange (“NYSE”) under the symbol “OLO.” The initial public offering price of our common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on March 16, 2021, was $25.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2021

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

We use in this prospectus our Olo logo, for which a U.S. trademark application has been filed. The Olo logo, “Olo” and our other registered and common law trade names, trademarks, and service marks are the property of Olo. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear (after the first usage) without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” “Olo,” refer to Olo Inc.

i

THE COMPANY

Olo Inc.

Olo provides a leading cloud-based, on-demand commerce platform for multi-location restaurant brands.

Our platform powers restaurant brands’ on-demand commerce operations, enabling digital ordering and delivery, while further strengthening and enhancing the restaurants’ direct consumer relationships. Consumers today expect more on-demand convenience and personalization from restaurants, particularly through digital channels, but many restaurants lack the in-house infrastructure and expertise to satisfy this increasing demand in a cost-effective manner. Olo provides restaurants with a business-to-business-to-consumer, enterprise-grade, open SaaS platform to manage their complex digital businesses and enable fast and more personalized experiences for their customers. Our platform and application programming interfaces, or APIs, seamlessly integrate with a wide range of solutions, unifying disparate technologies across the restaurant ecosystem. Restaurant brands rely on Olo to increase their digital and in-store sales, maximize profitability, establish and maintain direct consumer relationships, and collect, protect, and leverage valuable consumer data. As a result, we nearly doubled the gross merchandise value, or GMV, which we define as the gross value of orders processed through our platform, in each of the last five years and reached nearly $14.6 billion in GMV during the year ended December 31, 2020. Our well-established platform has led many of the major publicly traded and top 50 fastest growing private restaurant brands, measured by overall sales, in the United States to work with us and has been a factor in our high dollar-based net revenue retention. Further, industry-recognized outlets, including Restaurant Business Online, QSR Magazine, and AP News, have also deemed Olo a leading food ordering platform for the restaurant industry.

Corporate Information

We were incorporated in Delaware in June 2005. In January 2020, we changed our name from Mobo Systems, Inc. to Olo Inc. Our principal executive offices are located at 285 Fulton Street, One World Trade Center, 82nd Floor, New York, New York 10007, and our telephone number is (212) 260-0895. Our website address is www.olo.com. Information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our Class A common stock.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-253314), filed with the Securities and Exchange Commission on March 8, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock.

Risks Related to Ownership of Our Class A Common Stock

Our stock price may be volatile, and the value of our Class A common stock may decline.

The market price of our Class A common stock may be highly volatile and may fluctuate or decline substantially as a result of a variety of factors, some of which are beyond our control, including:

•	actual or anticipated fluctuations in our financial condition or results of operations;

•	variance in our financial performance from expectations of securities analysts;

•	changes in the pricing of our modules;

•	changes in our projected operating and financial results;

•	changes in laws or regulations applicable to our platform and modules;

•	announcements by us or our competitors of significant business developments, acquisitions, or new offerings;

•	our involvement in litigation;

•	future sales of our Class A common stock by us or our stockholders, as well as the anticipation of lock-up releases;

•	significant data breaches, disruptions to or other incidents involving our software;

•	changes in senior management or key personnel;

•	the trading volume of our Class A common stock;

•	changes in the anticipated future size and growth rate of our markets; and

•	general economic and market conditions.

Broad market and industry fluctuations, as well as general economic, political, regulatory, and market conditions, may also negatively impact the market price of our Class A common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

The dual-class structure of our common stock will have the effect of concentrating voting control with our existing stockholders, executive officers, directors, and their affiliates, which will limit your ability to influence the outcome of important transactions and to influence corporate governance matters, such as electing directors, and to approve material mergers, acquisitions, or other business combination transactions that may not be aligned with your interests.

Our Class B common stock has ten votes per share, whereas our Class A common stock has one vote per share. Our existing stockholders, all of which hold shares of Class B common stock, will collectively own shares representing approximately 99% of the voting power of our outstanding capital stock immediately following the closing of our initial public offering, based on the number of shares outstanding as of December 31, 2020. Our directors and executive officers and their affiliates will collectively beneficially own, in the aggregate, shares representing approximately 67.6% of the voting power of our outstanding capital stock immediately following the closing of our initial public offering, based on the number of shares outstanding as of December 31, 2020. As a result, the holders of our Class B common stock will be able to exercise considerable influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or our assets, even if their stock holdings represent less than a majority of the outstanding shares of our capital stock. This concentration of ownership will limit the ability of other stockholders to influence corporate matters and may cause us to make strategic decisions that could involve risks to you or that may not be aligned with your interests. This control may adversely affect the market price of our Class A common stock.

Further, future transfers by holders of our Class B common stock will generally result in those shares converting into shares of our Class A common stock, subject to limited exceptions, such as certain transfers effected for tax or estate planning purposes. The conversion of shares of our Class B common stock into shares of our Class A common stock will have the effect, over time, of increasing the relative voting power of those holders of Class B common stock who retain their shares in the long term.

In addition, while we do not expect to issue any additional shares of Class B common stock following the listing of our Class A common stock on the NYSE, any future issuances of Class B common stock would be dilutive to holders of Class A common stock. Such issuances would also reduce the voting power of our Class A common stock as compared to Class B common stock and could further concentrate the voting power of holders of our Class B common stock relative to holders of our Class A common stock.

We cannot predict the impact our dual-class structure may have on the market price of our Class A common stock.

We cannot predict whether our dual-class structure, combined with the concentrated control of our stockholders who held our capital stock prior to the completion of our offering, including our executive officers, employees, and directors and their affiliates, will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. In July 2017, FTSE Russell and Standard & Poor’s announced that they would cease to allow most newly public companies utilizing dual or multi-class capital structures to be included in their indices. Under the announced policies, our dual class capital structure would make us ineligible for inclusion in any of these indices. Given the sustained flow of investment funds into passive strategies that seek to track certain indexes, exclusion from stock indexes would likely preclude investment by many of these funds and could make our Class A common stock less attractive to other investors. As a result, the market price of our Class A common stock could be adversely affected.

Future sales of our Class A common stock in the public market following our initial public offering could cause the market price of our Class A common stock to decline.

Sales of a substantial number of shares of our Class A common stock in the public market following the completion of our initial public offering, or the perception that these sales might occur, could depress the market price of our Class A common stock and could impair our ability to raise capital through the sale of additional equity securities. Many of our existing equity holders have substantial unrecognized gains on the value of the equity they hold based upon the price of our initial public offering, and therefore they may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our Class A common stock.

All of our directors and officers and the holders of substantially all of our Class B common stock and securities convertible into our Class B common stock are subject to lock-up agreements that restrict their ability to transfer shares of our capital stock for 175 days from the date of this prospectus, subject to certain exceptions, provided that, up to 20% of the common stock, equal to 2,310,272 shares of our common stock (including common stock issuable upon exercise of vested options) held by employees and former employees (but excluding current executive officers and directors and certain members of management) may be sold beginning at the commencement of trading on the first trading day on which our common stock is listed on the NYSE and ending on March 31, 2021. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC may, in their sole discretion, permit our stockholders who are subject to these lock-up agreements to sell shares prior to the expiration of the lock-up agreements, subject to applicable notice requirements. If not earlier released, all of the shares of Class A common stock sold in this offering will become eligible for sale upon expiration of the 175-day lock-up period, except for any shares held by our affiliates as defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

In addition, there were 39,161,438 shares of Class B common stock issuable upon the exercise of options outstanding as of December 31, 2020. We intend to register all of the shares of Class A common stock and Class B common stock issuable upon exercise of outstanding options or other equity incentives we may grant in the future, for public resale under the Securities Act. The shares of Class A common stock will become eligible for sale in the public market to the extent such options are exercised, subject to the lock-up agreements described above and compliance with applicable securities laws.

Further, based on shares outstanding as of December 31, 2020, holders of approximately 120,765,606 shares, or 85.0% of our capital stock after the completion of our initial public offering, will have rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans, or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our Class A common stock to decline.

If our operating and financial performance in any given period does not meet the guidance that we provide to the public or the expectations of investment analysts, the market price of our Class A common stock may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will comprise forward-looking statements, subject to the risks and uncertainties described in this prospectus and in our other public filings and public statements. Our ability to provide this public guidance, and our ability to accurately forecast our results of operations, may be impacted by the COVID-19 pandemic. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty, such as the current global economic uncertainty being experienced as a result of the COVID-19 pandemic. If, in the future, our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Class A common stock may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our Class A common stock could decline.

The market price and trading volume of our Class A common stock following the completion of our initial public offering will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price would be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our Class A common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Class A common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our Class A common stock.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Class A common stock.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of our Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our revenue, expenses, and other operating results;

•

the durability of the growth we have experienced in the near term due to COVID-19 and the associated shelter-in-place orders on consumer preferences for digital ordering and customer adoption of multi-modules as COVID-19 associated restrictions abate;

•	our ability to acquire new customers and successfully retain existing customers;

•	our ability to increase usage of our platform and upsell and cross sell additional modules;

•	our ability to achieve or sustain our profitability;

•	the effects of COVID-19 and the associated global economic uncertainty or other public health crises;

•	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

•	the loss or decline in revenue from any of our largest customers and our resulting financial condition;

•	our ability to compete effectively with existing competitors and new market entrants;

•	the costs and success of our sales and marketing efforts, and our ability to promote our brand;

•	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•	our ability to effectively manage our growth, including any international expansion;

•	our ability to protect our intellectual property rights and any costs associated therewith; and

•	the growth rates of the markets in which we compete.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of March 16, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 2,113,314 outstanding Shares acquired by certain of our employees and former employees upon the exercise of equity plan grants between March 16, 2020 and March 16, 2021. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 16, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 122,738,861 shares of our common stock (including shares of our convertible preferred stock on an as-converted basis) outstanding as of March 16, 2021, unless otherwise noted.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Olo Inc., 285 Fulton Street One World Trade Center, 82nd Floor New York, New York 10007.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage
Named Selling Stockholders(3)(4)	7,131,993	5.87%	2,110,143	5,021,850	4.1%
Other Selling Stockholders(5)	209,950	*	3,171	206,779	*

*	Represents beneficial ownership of less than 1%.
(1)

Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock that were issued pursuant to the Olo Inc. 2015 Equity Incentive Plan or the Olo Inc. 2005 Equity Incentive Plan.

(2)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(3)

Includes the following 24 named non-affiliate persons, each of whom holds at least 1,000 Shares: Andrea Coe, Anna Paradiso, Arnold Chae, Bill Pullen, Bret Koppel, Brian Gilner, Caitlin Berding, Chris Howard, David Anderson, David Fellows, Dennis Ryu, Eugene Shinn, Fernando Quinones, Greg Shackles, Jimmy Gu, Joshua Oney, Kenneth Marks, Kevin Chapin, Kyle Pace, Lars Brekken, Maureen Zivic, Paul Spoon, Shalin Sheth, Vernon Ray King III. Each of these persons beneficially owns less than 1% of our common stock.

(4)

Includes 683,400 shares of Class B common stock issued to our Chief Technology Officer, Andrew Murray, upon the settlement of stock appreciation rights pursuant to the 2015 Plan, upon the consummation of the initial public offering.

(5)

Includes 10 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Cooley LLP, New York, New York.

EXPERTS

The financial statements of Olo Inc. at December 31, 2019 and 2020 and for each of the three years in the period ended December 31, 2020 incorporated by reference in this registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 15, 2021 (File No. 333-253314), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The Registrant’s Prospectus to be filed on or about March 17, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-253314).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on March 12, 2021 (File No. 001-40213) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.olo.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Olo Inc., Attention: Chief Legal Officer and Corporate Secretary, 285 Fulton Street, One World Trade Center, 82nd Floor, (212) 260-0895.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 15, 2021 (File No. 333-253314), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

•

The Registrant’s Prospectus to be filed on or about March 17, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-253314).

•

The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on March 12, 2021 (File No. 001-40213) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s amended and restated certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors are not personally liable to it or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Registrant’s directors will be further limited to the greatest extent permitted by the DGCL.

In addition, the Registrant’s amended and restated bylaws provide that it will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its directors or officers or is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws provide that it may indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s amended and restated bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that the Registrant has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by it to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended and currently in effect.	S-1/A	333-253314	3.1	March 8, 2021

4.2	Amended and Restated Bylaws of the Registrant, as amended and currently in effect.	S-1	333-253314	3.3	February 19, 2021

4.3	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect on the completion of the Registrant’s initial public offering.	S-1/A	333-253314	3.2	March 8, 2021

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect on completion of the Registrant’s initial public offering.	S-1/A	333-253314	3.4	March 8, 2021

4.5	Form of Class A common stock certificate of the Registrant.	S-1/A	333-253314	4.1	March 8, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Olo Inc. 2005 Equity Incentive Plan.	S-1	333-253314	10.5	February 19, 2021

99.2	Olo Inc. 2015 Equity Incentive Plan.	S-1	333-253314	10.6	February 19, 2021

99.3	Forms of Stock Option Grant Notice, Stock Option Agreement, and Notice of Exercise under the 2005 Equity Incentive Plan.	S-1	333-253314	10.8	February 19, 2021

99.4	Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise, Stock Appreciation Right Grant Notice and Stock Appreciation Right Agreement under the 2015 Equity Incentive Plan.	S-1	333-253314	10.9	February 19, 2021

*	Filed herewith.

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York,, State of New York, on March 16, 2021.

OLO INC.

By:	/s/ Noah Glass
Noah Glass
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noah Glass and Peter Benevides, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Noah Glass Noah Glass	Chief Executive Officer (Principal Executive Officer)	March 16, 2021

/s/ Peter Benevides Peter Benevides	Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2021

/s/ Brandon Gardner Brandon Gardner	Director	March 16, 2021

/s/ David Frankel David Frankel	Director	March 16, 2021

/s/ Russell Jones Russell Jones	Director	March 16, 2021

/s/ Daniel Meyer Daniel Meyer	Director	March 16, 2021

/s/ Colin Neville Colin Neville	Director	March 16, 2021

/s/ James D. Robinson IV James D. Robinson IV	Director	March 16, 2021

/s/ Linda Rottenberg Linda Rottenberg	Director	March 16, 2021

/s/ Zuhairah Washington Zuhairah Washington	Director	March 16, 2021